Exhibit 10

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release, effective July 2, 2004, is made between Retractable Technologies, Inc., a company organized under the laws of the State of Texas (“RTI” or “Plaintiff”), and Becton, Dickinson and Company, Inc., a New Jersey corporation (“BD” or “Defendant”).

WHEREAS, RTI filed a Complaint against BD in the United States District Court for the Eastern District of Texas, Texarkana Division, Cause No. 501CV036, which alleged that BD had engaged in certain unlawful actions (the “Lawsuit”);

WHEREAS, to avoid the expense and inconvenience of further litigation, the parties have agreed to settle the differences between them according to the terms of this Agreement.

Therefore, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1.	Payment. Within two (2) business days of the execution of this Agreement, BD shall deliver into the registry of the Court by electronic wire transfer the sum of one hundred million dollars ($100,000,000.00). The amount paid to RTI by BD under this paragraph is an amount arrived at by compromise for purposes of settling the Lawsuit and shall not be construed as anything other than an agreed amount paid in compromise.

2.	RTI Release. Subject to payment by BD of the amount stated in paragraph 1 above, RTI, on behalf of itself and its subsidiaries, affiliates, directors, officers, and employees, and their heirs, successors, and assigns (the “RTI Releasors”), hereby releases and forever discharges BD, its past and present subsidiaries, affiliates, directors, officers, and employees from any and all causes of action, demands, damages, costs, debts, liabilities, losses or claims of any kind, whether known or unknown, that the RTI Releasors may now have or ever had, or hereafter, shall or may have against BD, for, upon, or by reason of any matter, cause, or thing, whatsoever, which accrued on or at any time prior to the date of execution of this Settlement Agreement and Release. This Release shall not, under any circumstance, apply or extend to any claim for correction of inventorship, any claim for patent infringement, or any claim that a patent is invalid or unenforceable.

3.	BD Release. BD, on behalf of itself and its subsidiaries, affiliates, directors, officers, and employees, and their heirs, successors, and assigns (the “BD Releasors”), hereby releases and forever discharges RTI, its past and present subsidiaries, affiliates, directors, officers, and employees from any and all causes of action, demands, damages, costs, debts, liabilities, losses or claims of any kind, whether known or unknown, that the BD Releasors may now have or ever had, or hereafter, shall or may have against RTI, for, upon, or by reason of any matter, cause, or thing, whatsoever, which accrued on or at any time prior to the date of execution of this Settlement Agreement and Release. This Release shall not, under any circumstances, apply or extend to any claim for correction of inventorship, any claim for patent infringement, or any claim that a patent is invalid or unenforceable.

4.	Dismissal. Upon execution of this Agreement, the parties will execute and file the Dismissal with Prejudice attached hereto as Exhibit A.

5.	Complete and Final Agreement. This Agreement sets forth the entire agreement between the Parties pertaining to the subject matter hereof.

6.	No Reliance. No party has relied on or been induced to execute this agreement by any statements, representations, agreements or promises, oral or written, made by any other party, their agents, employees, servants or attorneys, or anyone else other than the statements expressly written in this Settlement Agreement and Release.

7.	Interpretation of Agreement. As used in this Settlement Agreement and Release, the singular or plural number shall be deemed to include the other whenever the context so indicates or requires. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, not strictly for or against any of the parties.

8.	Counterparts. This Settlement Agreement and Release shall be executed in two (2) numbered counterpart originals, each of which, when bearing the inked signatures of all required signatories, shall be deemed an original.

9.	Authorization. Each of the undersigned represents and warrants that he or she is competent and authorized to execute this Settlement Agreement and Release, and further represents and warrants that he or she has read and understands the terms of this Settlement Agreement and Release.

10.	No Admission of Liability. The parties each agree that by entering into this Settlement Agreement and Release, neither BD nor RTI is admitting any liabilities of any kind or admitting to having committed any wrongdoing or having caused any injury.

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Settlement Agreement and Release this 2 day of July, 2004.

Retractable Technologies, Inc.		Becton Dickinson and Company, Inc.

By:	S/ Thomas J Shaw	By:	S/ John Considine
Name:	Thomas J. Shaw	Name:	John Considine
Title:	CEO	Title:	Executive V.P. and CFO

FILED U.S. DISTRICT COURT EASTERN DISTRICT OF TEXAS JUL – 2 2004 DAVID J. MALAND, CLERK BY DEPUTY [ILLEGIBLE]

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF TEXAS

TEXARKANA DIVISION

RETRACTABLE TECHNOLOGIES, INC. PLAINTIFF vs. BECTON DICKINSON AND COMPANY, INC. DEFENDANT	§ § § § § § §	No. 5:01CV036 Folsom/Craven (Jury)

STIPULATION OF DISMISSAL

IT IS HEREBY STIPULATED AND AGREED by and between the undersigned counsel herein that, pursuant to the Settlement Agreement and Release entered into by Plaintiff Retractable Technologies, Inc. (“Plaintiff”) and Defendant Becton Dickinson and Company, Inc. (“Becton”) that all of Plaintiff’s claims asserted in this action against Becton are dismissed with prejudice and without costs or attorneys’ fees to any of the parties.

Dated: July 2, 2004	PATTON, TIDWELL & SCHROEDER, L.L.P.
4605 Texas Boulevard Post Office Box 5398 Texarkana, Texas 75505-05398 (903) 792-7080 – Telephone (903) 792-8233 – Facsimile

/s/ Nicholas H. Patton
Nicholas H. Patton, Attorney-in-Charge TSB No. 15631000

THE LANIER LAW FIRM Post Office Box 691448 Houston, Texas 77269 (713) 659-5200 – Telephone (713) 659-2204 – Facsimile

/s/ W. Mark Lanier with permission NHD
W. Mark Lanier, TSB No. 11934600

ATTORNEYS FOR PLAINTIFF RETRACTABLE TECHNOLOGIES, INC.

MERCY * CARTER * TIDWELL, L.L.P. 1724 Galleria Oaks Drive Texarkana, Texas 75503 (903) 794-9419 – Telephone (903) 794-1268 – Telecopier

/s/ W. David Carter
W. David Carter, Attorney-in-Charge TSB No. 03932780

BECK, REDDEN & SECREST, L.L.P. One Houston Center 1221 McKinney Street, Suite 4500 Houston, Texas 77010 (713) 951-3700 – Telephone (713) 951-3720 – Telecopier

/s/ David J. Beck [by permission illegible]
David J. Beck

PAUL, WEISS, RIFKIND, WHARTON & GARRISON 1285 Avenue of the Americas New York, New York 10019 (212) 373-3183 – Telephone (212) 373-2225 – Telecopier

/s/ Robert A. Atkins [by permission illegible]
Robert A. Atkins
COUNSEL FOR DEFENDANT BECTON DICKINSON AND COMPANY, INC.

SO ORDERED at Texarkana, Texas.

July 2nd, 2004

/s/ David Folsom Honorable David Folsom United States District Judge